As filed with the Securities and Exchange Commission on August 13, 2015

Registration No. 333-118503

Registration No. 333-132684

Registration No. 333-139304

Registration No. 333-149744

Registration No. 333-165853

Registration No. 333-194738

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-3 REGISTRATION STATEMENT NO. 333-118503

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-3 REGISTRATION STATEMENT NO. 333-132684

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-3 REGISTRATION STATEMENT NO. 333-139304

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-3 REGISTRATION STATEMENT NO. 333-149744

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-3 REGISTRATION STATEMENT NO. 333-165853

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-3 REGISTRATION STATEMENT NO. 333-194738

UNDER

THE SECURITIES ACT OF 1933

Endeavour International Corporation

And Other Registrants

(Exact name of registrant as specified in its charter)

Nevada	88-0448389
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

811 Main Street, Suite 2100

Houston, Texas 77002

(713) 307-8700

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Name, address, including zip code, and telephone number, including area code, of agent for service:	Copy of communications to:
Catherine L. Stubbs Senior Vice President and Chief Financial Officer Endeavour International Corporation 811 Main Street, Suite 2100 Houston, Texas 77002 (713) 307-8700	T. Mark Kelly Vinson & Elkins L.L.P. 1001 Fannin Street, Suite 2500 Houston, Texas 77002 (713) 758-2222

Approximate date of commencement of proposed sale to the public: Not applicable. Removal from registration of securities that were not sold pursuant to this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF SECURITIES

These Post-Effective Amendments relate to the following Registration Statements on Form S-3 (collectively, the “Registration Statements”), originally filed by Endeavour International Corporation, a Nevada Corporation (“Endeavour”), with the Securities and Exchange Commission:

•	Registration No. 333-118503, filed on Form S-3 on August 8, 2004, pertaining to the registration of 40,017,525 shares of common stock of Endeavour (“Shares”);

•	Registration No. 333-132684, filed on Form S-3 on March 24, 2006, as amended on May 2, 2006, pertaining to the registration of 1,500,000 Shares;

•	Registration No. 333-139304, filed on Form S-3 on December 13, 2006, as amended on January 12, 2007, pertaining to the registration of 85,000,000 Shares issuable upon conversion of Endeavour’s Series A or Series C Preferred Stock and that may be paid as dividends in respect of the Series A or Series C Preferred Stock;

•	Registration No. 333-149744, filed on Form S-3 on March 14, 2008, as amended on May 8, 2008 and June 27, 2008, pertaining to the registration of 56,037,910 Shares issuable upon conversion of Endeavour’s 11.5% Guaranteed Convertible Bonds due 2014;

•	Registration No. 333-165853, filed on Form S-3 on April 1, 2010, pertaining the registration of 23,457,779 Shares; and

•	Registration No. 333-194738, filed on Form S-3 on March 21, 2014, as amended on April 14, 2014, pertaining to the registration of 2,917,834 Shares, warrants to purchase 729,458 Shares (the “Warrants”), 729,458 Shares underlying the Warrants, $17,500,000 in aggregate amount of 6.5% Convertible Senior Notes (the “Convertible Senior Notes”) and 3,753,754 Shares underlying the Convertible Senior Notes.

On October 10, 2014, Endeavour and certain of its wholly owned U.S. subsidiaries — Endeavour Operating Corporation, Endeavour Colorado Corporation, Endeavour Energy New Ventures Inc., and END Management Company — and one of its foreign subsidiaries — Endeavour Energy Luxembourg S.à.r.l. — filed voluntary petitions under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). The Chapter 11 cases are being jointly administered by the Bankruptcy Court as Case No. 14-12308 (the “Bankruptcy Cases”). On April 29, 2015, in light of the foregoing, Endeavour filed with the Bankruptcy Court a motion to, among other things, approve the sale of substantially all of Endeavour’s U.S. assets and, in connection with such sale, establish bidding procedures and an auction.

As a result of the Bankruptcy Cases, Endeavour has terminated all offerings of securities pursuant to the Registration Statements. In accordance with an undertaking made by Endeavour in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities that had been registered for issuance that remain unsold at the termination of such offering, Endeavour hereby removes from registration all of such securities registered but unsold under the Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused these Post-Effective Amendments to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, in the State of Texas, on this 13th day of August, 2015.

ENDEAVOUR INTERNATIONAL CORPORATION

By:	/s/ Catherine L. Stubbs
Catherine L. Stubbs Senior Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, these Registration Statements have been signed below by the following persons on behalf of the registrant and in the capacities indicated on August 13, 2015.

SIGNATURE	TITLE	DATE

/s/ James J. Emme James J. Emme	Executive Vice President — North America (Co-Principal Executive Officer)	August 13, 2015

/s/ Catherine L. Stubbs Catherine L. Stubbs	Senior Vice President and Chief Financial Officer (Co-Principal Executive, Financial and Accounting Officer)	August 13, 2015

/s/ Derek A. Neilson Derek A. Neilson	Managing Director UK Operations (Co-Principal Executive Officer)	August 13, 2015

/s/ James H. Browning James H. Browning	Director	August 13, 2015

/s/ John B. Connally III John B. Connally III	Director	August 13, 2015

/s/ Sheldon R. Erikson Sheldon R. Erikson	Director	August 13, 2015

/s/ William D. Lancaster William D. Lancaster	Director	August 13, 2015

/s/ Nancy K. Quinn Nancy K. Quinn	Director	August 13, 2015

/s/ John N. Seitz John N. Seitz	Director	August 13, 2015

/s/ William L. Transier William L. Transier	Director	August 13, 2015